Exhibit 5

                             WASHINGTON HOMES, INC.

                            NONSTATUTORY STOCK OPTION

                       Optionee: Geaton A. DeCesaris, Jr.


         1. GRANT OF STOCK OPTION. As of the GRANT DATE (identified in Section 18 below) Washington Homes, Inc. a Maryland corporation (the "COMPANY"), hereby grants a Nonstatutory Stock Option (the "OPTION") to the OPTIONEE (identified above), an employee of the Company to purchase the number of shares of the Company's common stock $0.01 par value per share (the "COMMON STOCK"), identified in Section 18 below (the "SHARES"), subject to the terms and conditions of this agreement (the "AGREEMENT"). The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable, The Option is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code.

         2. DEFINITIONS. All capitalized terms used herein shall have the meanings set forth in Exhibit A hereto unless otherwise provided herein. Section 18 below sets forth meanings for various capitalized terms used in this Agreement.

         3. OPTION TERM. The Option shall commence on the Grant Date (identified in Section 18 below) and terminate on the date immediately prior to the tenth
(10th) anniversary of the Grant Date. The period during which the Option is in effect and may be exercised is referred to herein as the "Option Period".

         4. OPTION PRICE. The Option price per Share is identified in Section 18 below.

         5. VESTING. The total number of shares subject to this Option shall vest in accordance with the VESTING SCHEDULE (identified in Section 18 below). The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

         6. METHOD OF EXERCISE. The Option is exercisable by delivery of a written notice to the Company, signed by the Optionee, specifying the number of Shares to be acquire don, and the effective date of, such exercise. the Optionee may withdraw notice of exercise of this Option at any time prior to the close of business on the business day preceding the proposed exercise date.



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         7.  METHOD OF  PAYMENT.  The Option  Price upon  exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Compensation Committee in its discretion, by tendering previously acquired shares having an aggregate Fair Market Value (as defined in Exhibit A hereto) at the time of exercise equal to the total Option Price (provided that the Shares must have been held for at least six (6) months prior to their tender to satisfy the Option Price), or
(iii) subject to prior approval by the Compensation Committee in its discretion, by withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option price, or (iv) subject to prior approval by the Compensation Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in shares of common stock shall be effected by the delivery of such shares to the Secretary of the company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary may require. if the payment of the Option price is remitted partly in shares, the balance of the payment of the Option price shall be paid in either cash, certified check, bank cashiers' check, or by wire transfer.

         The Compensation Committee, in its discretion, may allow (i) a "cashless exercise" as permitted under Federal Reserve Board's regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) any other means of exercise which the Compensation Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of shares purchased under the Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient.

         8. RESTRICTION ON EXERCISE. The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

         9. TERMINATION OF EMPLOYMENT. Voluntary or involuntary termination of employment and the death or Disability of Optionee shall affect Optionee's rights under the Option as follows:

                  (a) Termination for Cause. The vested and non-vested portions of the Option shall terminate immediately and shall not be exercisable to any extent if Optionee's employment with the company is terminated for Cause (as defined in Exhibit A hereto at the time of such termination).


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                  (b) Other Involuntary Termination or voluntary Termination. If
         Optionee's employment with the Company is terminated for any reason other than for Cause, death or Disability (as defined in Exhibit A
         hereto  at  the  time  of  termination),   then  (i)  the  Option  will
         immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate to the extent not exercised within 180 calendar days after the date of such termination. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 180 calendar days after termination of employment.

                  (c) Death or Disability. If Optionee's employment with the Company is terminated by death or disability, then (i) the Option will immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate 180 calendar days after the date of such termination to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee's legal representative. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 180 days after the Optionee's death or termination of employment due to disability.

         10. INDEPENDENT LEGAL AND TAX ADVICE. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

         11. REORGANIZATION OF COMPANY. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         In the event of a "Change in Control" of the Company (as defined in Exhibit A hereto at the time of such event), all of the Option then outstanding shall become 100% vested and immediately and fully exercisable.

         12. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving company, appropriate adjustments shall be made to the terms and provisions of this Option as provided in the Plan.


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         13. NO RIGHTS IN SHARES. Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

         14. INVESTMENT REPRESENTATION. Optionee will enter into such written representation, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

         15. NO GUARANTEE OF EMPLOYMENT. The Option shall not confer upon Optionee any right to continued employment with the Company.

         16. WITHHOLDING OF TAXES. The Company shall have the right to (a) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (b) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

         17. GENERAL.

                  (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designate din writing by either of the parties to one another. notices shall be effective upon receipt.

                  (b) Shares Reserved. The Company shall at all times during the Option period reserve and keep available under the Plan such number of shares as shall be sufficient to satisfy the requirements of this Option.

                  (c) Nontransferability of Option. The Option granted pursuant to this Agreement is not transferable other than by will, the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code). The Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's legal representative in the event of Optionee's Disability. no right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee.

                  (d) Amendment and Termination. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and Company.

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                  (e) No  Guarantee  of Tax  Consequences.  the  Company and the
         Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. the Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

                  (f) Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

                  (g) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

                  (h) Governing Law. The Option shall be construed in accordance with the laws of the State of Maryland without regard to its conflict of law provision, to the extent federal law does not supersede and preempt Maryland law.

         18. DEFINITIONS AND OTHER TERMS. The following capitalized terms shall have those meanings set forth opposite them:

                  (a) Optionee: Geaton A. DeCesaris, Jr.

                  (b) Grant Date: June 30, 2000

                  (c) Shares: Fifty Thousand (50,000) Shares of the Company's Common Stock

                  (d) Option Price: Six dollars ($6.00) per Share

                  (e) Option Period: June 30, 2000 through June 30, 2010 until 11:59 p.m. EDT

                  (f) Vesting Schedule: Options for 12,500 of the Shares shall vest on the Grant Date, and Options for an additional one-third of the Shares shall vest on each subsequent anniversary of the Grant Date until fully vested, as follows:

                     Date                                Options Vesting
                     ----                                ---------------
                     June 30, 2001                            12,500


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                     June 30, 2002                            12,500

                     June 30, 2003                            12,500

                                                  Total       50,000
                                                              ======




         IN WITNESS WHEREOF, the Company has, as of June 30, 2000, caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto set his hand as of the same date.

                                        WASHINGTON HOMES, INC.


                                        By:  /s/ Christopher Spendley
                                             ---------------------------------
                                             Christopher Spendley, Senior Vice
                                             President and Secretary

                                        Washington Homes, Inc.
                                        1802 Brightseat Road
                                        Landover, MD  20785-4235

                                        Attention:  Christopher Spendley, Senior
                                                    Vice president and Secretary


                                        OPTIONEE


                                        /s/ Geaton A. DeCesaris, Jr.
                                        -----------------------------
                                        Geaton A. DeCesaris, Jr.

                                        Address:

                                        5806 Sonny Drive
                                        Lothian, MD   20711



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                                    EXHIBIT A

               DEFINITIONS FOR NONSTATUTORY STOCK OPTION AGREEMENT
                            FOR GEATON DECESARIS, JR.


         (a) CAUSE. When used in connection with the termination of a Grantee's Employment, Cause shall mean the termination of the Grantee's Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven theft, embezzlement or other misappropriation of any funds or property of the Company by the Grantee;
(iv) the willful and continued failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company;
(vii) the unauthorized disclosure of trade secrets or proprietary information of the Company or of a third party who has entrusted such information to the Company, (viii) the knowing and intentional engagement in any activity which would constitute a material violation of the provisions of the Company's policies and procedures manual, if any, then in effect; or (ix) a termination for cause as defined in any employment agreement with the Grantee. For purposes of this definition of "Cause", the term "Company" shall also refer to any Parent or Subsidiary.

         (b) DISABILITY. As determined by the Compensation Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Compensation Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

         (c) FAIR MARKET VALUE. The fair market value of one share of Common Stock on the date in question, which is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted n the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System.


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         If the Common Stock is not traded in accordance  with clauses (i), (ii)
or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Compensation Committee in its discretion exercised in good faith. In this respect, the Compensation Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

         (d) For purposes of this Nonstatutory Stock Option Agreement, a "Change in Control": of the Company shall be deemed to have occurred:

                  (i) If any  person  (as  defined  in  Section  3(a)(9)  of the
         Exchange Act (or any successor provision)), other than the Company, becomes the beneficial owner directly or indirectly of more than fifty percent (50%) of the outstanding common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision), or otherwise becomes entitled to vote more than fifty percent (505) of the voting power entitled to be cast at elections for directors ("Voting Power") of the company, or in any event such lower percentage as may at any time be provided for in any similar provision for any director or officer of the company or of any Subsidiary approved by the Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by Geaton A. DeCesaris, Sr., or Geaton A. DeCesaris, Jr. or members of their family or (C) any acquisition in which Geaton
         A. DeCesaris, Sr., or Geaton A. DeCesaris, Jr. and members of their family control the acquiring entity following the acquisition of the Company or hold forty percent (40%) of the seats on the acquiring entity's Board of Directors;

                  (ii) If the Company is subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the Exchange Act, and any person (as defined in section 3(a)(9) of the Exchange
         Act), other than the Company, purchases shares pursuant to a tender offer or exchange offer to acquire common Stock of the company (or securities convertible into or exchangeable for or exercisable for Common Stock) for cash, securities or any other consideration, if after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding Common Stock of the company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provision) or such lower percentages as may at any time be provided for in any similar provision for any director or officer of the company or of any subsidiary approved by the Board; provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by Geaton A. DeCesaris, Sr. or Geaton A. DeCesaris, Jr. or members of their family or (B) any acquisition in which Geaton A. DeCesaris, Sr. or Geaton A. DeCesaris, Jr. and members of their family control the acquiring entity following the acquisition of the Company or hold forty percent (40%) of the seats on the acquiring entity's Board of Directors;


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                  (iii)  If  the   stockholders   or  the  Board   approve   any
         consolidation or merger of the Company (i) in which the Company is not the continuing or surviving corporation unless such merger is with a Subsidiary at least eighty percent (80%) of the voting power of which is held by the Company or (ii) pursuant to which the holders of the Company's shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least a majority of the voting power of the Company or such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board; provided, however, that any merger or consolidation in which Geaton A. DeCesaris, Sr. or Geaton A. De Cassowaries, Jr. or members of their family control the acquiring or resulting entity or forty percent (40%) of the seats on such entity's Board of Directors shall not be deemed a "Change in Control";

                  (iv) The stockholders or the Board shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

                  (v) Upon the election of one or more new directors of the Company, a majority of the directors holding office, including the newly elected directors, were not nominated as candidates by a majority of the directors in office immediately before such election.

         As used in this definition of "Change in Control", "Common Stock" means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company's stockholders after the distribution to any holders of capital stock with preferential rights.

         (e) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Internal Revenue Code.


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